Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Second Quarter 2018 Results

•	Net loss of $(69) million, or $(0.50) per diluted share

•	Adjusted net loss of $(45) million, or $(0.33) per diluted share

HOUSTON, July 30, 2018 - Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the second quarter of 2018:

	Three Months Ended
Thousands of dollars, except per share data	June 30, 2018	March 31, 2018
Total revenues	$268,861	$295,510
Operating (loss) income	(52,375)	512
Adjusted operating (loss) income	(23,885)	3,294
Net (loss) income	(69,274)	19,321
Adjusted net loss	(44,900)	(21,345)
(Loss) earnings per diluted share	$(0.50)	$0.14
Adjusted loss per diluted share	$(0.33)	$(0.16)

“We made strong progress in the second quarter of 2018, securing several new fixtures that add an additional net 5 years of backlog across our 6th generation drillships,” said Marc Edwards, President and Chief Executive Officer.

The Company extended the current Ocean BlackHawk contract through the second quarter of 2021 and also executed two new two-year contracts, one for the Ocean BlackHornet and one for a yet to be named drillship, which are scheduled to commence in 2020. Edwards added, “With this new backlog, our 6th generation drillships are now contracted into the next decade at rates that are materially above current market. We believe this contracting activity positions Diamond Offshore for success during the remainder of this prolonged downturn, and beyond.”

Edwards concluded with, “We also took another step towards improving offshore drilling efficiencies and reducing total cost of ownership for operators with the recent launch of our Blockchain DrillingTM service, the first application of industrial blockchain technology in the offshore drilling industry. The implementation of this service and other recently released innovations demonstrates our thought leadership in the offshore drilling market and enables differentiation of our global fleet.”

As of July 1, 2018, the Company’s total contracted backlog was $2.2 billion, which represents 23 rig years of work.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839 for international callers. The conference ID number is 4479039. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Contract drilling	$265,353	$392,170	$553,279	$755,727
Revenues related to reimbursable expenses	3,508	7,119	11,092	17,788

Total revenues	268,861	399,289	564,371	773,515

Operating expenses:
Contract drilling, excluding depreciation	189,321	196,217	374,010	399,740
Reimbursable expenses	3,414	6,790	10,884	17,268
Depreciation	81,825	85,982	163,650	179,211
General and administrative	18,236	19,010	36,749	36,493
Impairment of assets	27,225	71,268	27,225	71,268
Restructuring and separation costs	1,265	—	4,276	—
Gain on disposition of assets	(50)	(802)	(560)	(2,148)

Total operating expenses	321,236	378,465	616,234	701,832

Operating (loss) income	(52,375)	20,824	(51,863)	71,683
Other income (expense):
Interest income	2,001	396	3,638	571
Interest expense	(29,585)	(27,251)	(57,903)	(54,847)
Foreign currency transaction gain (loss)	411	(927)	858	160
Other, net	262	(62)	842	(125)

(Loss) income before income tax benefit	(79,286)	(7,020)	(104,428)	17,442
Income tax benefit	10,012	22,969	54,475	22,046

Net (loss) income	$(69,274)	$15,949	$(49,953)	$39,488

(Loss) income per share	$(0.50)	$0.12	$(0.36)	$0.29

Weighted-average shares outstanding:
Shares of common stock	137,429	137,224	137,362	137,199
Dilutive potential shares of common stock	—	3	—	36

Total weighted-average shares outstanding	137,429	137,227	137,362	137,235

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
REVENUES RELATED TO CONTRACT DRILLING	$265,353	$287,926	$392,170
REVENUES RELATED TO REIMBURSABLE EXPENSES	3,508	7,584	7,119

TOTAL REVENUES	$268,861	$295,510	$399,289

CONTRACT DRILLING EXPENSE, EXCLUDING DEPRECIATION	$189,321	$184,689	$196,217
REIMBURSABLE EXPENSES	$3,414	$7,470	$6,790
OPERATING (LOSS) INCOME
Contract drilling services, net	$76,032	$103,237	$195,953
Reimbursable expenses, net	94	114	329
Depreciation	(81,825)	(81,825)	(85,982)
General and administrative expense	(18,236)	(18,513)	(19,010)
Impairment of assets	(27,225)	—	(71,268)
Restructuring and separation costs	(1,265)	(3,011)	—
Gain on disposition of assets	50	510	802

Total Operating (Loss) Income	$(52,375)	$512	$20,824

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$144,168	$376,037
Marketable securities	274,671	—
Accounts receivable, net of allowance for bad debts	203,131	256,730
Prepaid expenses and other current assets	154,408	157,625
Assets held for sale	67,815	96,261

Total current assets	844,193	886,653
Drilling and other property and equipment, net of accumulated depreciation	5,197,197	5,261,641
Other assets	71,389	102,276

Total assets	$6,112,779	$6,250,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$199,362	$223,288
Long-term debt	1,973,059	1,972,225
Deferred tax liability	124,350	167,299
Other liabilities	105,278	113,497
Stockholders’ equity	3,710,730	3,774,261

Total liabilities and stockholders’ equity	$6,112,779	$6,250,570

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2018	2017
Operating activities:
Net (loss) income	$(49,953)	$39,488
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	163,650	179,211
Loss on impairments of assets	27,225	71,268
Deferred tax provision	(61,160)	(54,425)
Other	21,870	28,883
Net changes in operating working capital	29,135	(87,544)

Net cash provided by operating activities	130,767	176,881

Investing activities:
Capital expenditures	(90,432)	(71,889)
Proceeds from maturities of marketable securities	300,000	—
Purchase of marketable securities	(573,837)	—
Proceeds from disposition of assets, net of disposal costs	1,723	4,077
Other	—	23

Net cash used in investing activities	(362,546)	(67,789)

Financing activities:
Net repayment of short-term borrowings	—	(104,200)
Other	(90)	(156)

Net cash used in financing activities	(90)	(104,356)

Net change in cash and cash equivalents	(231,869)	4,736
Cash and cash equivalents, beginning of period	376,037	156,233

Cash and cash equivalents, end of period	$144,168	$160,969

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

	Second Quarter			First Quarter			Second Quarter
	2018			2018			2017
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Floaters	$317	53%	90.8%	$351	52%	97.0%	$391	47%	97.1%
Jack-ups	—	—	—	—	—	—	$75	86%	90.8%
Fleet Total			90.8%			97.0%			96.6%

(1)

Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)

Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes four floaters that are cold stacked.

(3)

Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude gains on the sale of rigs, restructuring and separation costs, impairment charges, as well as the related tax effects thereof and other discrete tax items, are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Reconciliation of As Reported Operating (Loss) Income to Adjusted Operating (Loss) Income:
(In thousands)
As reported operating (loss) income	$(52,375)	$512	$20,824
Impairments and other charges:
Impairment of rigs(1)	27,225	—	71,268
Restructuring and separation costs (2)	1,265	3,011	—
Gain on sale of rigs (3)	—	(229)	—

Adjusted operating (loss) income	$(23,885)	$3,294	$92,092

Reconciliation of As Reported Net (Loss) Income to Adjusted Net (Loss) Income:
(In thousands)
As reported net (loss) income	$(69,274)	$19,321	$15,949
Impairments and other charges:
Impairment of rigs(1)	27,225	—	71,268
Restructuring and separation costs (2)	1,265	3,011	—
Gain on sale of rigs (3)	—	(229)	—
Tax effect of impairments and other charges:
Impairment of rigs	(3,933)	—	(24,944)
Restructuring and separation costs	(183)	(274)	—
Gain on sale of rigs	—	146	—
Other discrete items (4)	—	(43,320)	—

Adjusted net (loss) income	$(44,900)	$(21,345)	$62,273

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Reconciliation of As Reported (Loss) Income per Diluted Share to Adjusted (Loss) Earnings per Diluted Share:
As reported (loss) income per diluted share	$(0.50)	$0.14	$0.12
Impairments and other charges:
Impairment of rigs(1)	0.19	—	0.51
Restructuring and separation costs (2)	0.01	0.02	—
Gain on sale of rigs (3)	—	—	—
Tax effect of impairments and other charges:
Impairment of rigs	(0.03)	—	(0.18)
Restructuring and separation costs	—	—	—
Gain on sale of rigs	—	—	—
Other discrete items (4)	—	(0.32)	—

Adjusted (loss) income per diluted share	$(0.33)	$(0.16)	$0.45

(1)

Represents the aggregate amount of impairment losses recognized during (i) the second quarter of 2018 related to our jack-up, which was reported as “Assets Held for Sale” in our Condensed Consolidated Balance Sheets at June 30, 2018 and December 31, 2017 and (ii) the second quarter of 2017 related to two of our floaters.

(2)

Represents restructuring and separation costs recognized associated with a plan to restructure our world-wide operations, including a reduction in workforce at our corporate facilities and onshore bases.

(3)	Represents the gain recognized during first quarter of 2018 related to the sale of one of our floaters.
(4)

Represents a discrete income tax adjustment recognized during the first quarter of 2018 to reverse a $43.3 million liability for an uncertain tax position related to the toll charge recognized in the fourth quarter of 2017 in relation to the recently enacted U.S. tax reform legislation.